UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2017 (November 2, 2017)

MOLINA HEALTHCARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-31719	13-4204626
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Oceangate, Suite 100, Long Beach, California 90802
(Address of principal executive offices)

Registrant’s telephone number, including area code: (562) 435-3666

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company            ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Frank E. Murray, M.D. from the Board of Directors

On November 2, 2017, Frank E. Murray, M.D. informed the board of directors of Molina Healthcare, Inc. (the “Company”) that he will retire from the board of directors effective November 6, 2017.  Dr. Murray, 87, indicated in his letter of resignation that he is retiring solely for personal reasons, and not as the result of or in connection with any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.  A copy of Dr. Murray’s letter of resignation is attached hereto as Exhibit 17.1.

At the time of his retirement, Dr. Murray was serving as a Class I director whose term would expire at the Company’s 2018 annual meeting of stockholders.  Dr. Murray was a member of the Corporate Governance and Nominating Committee and the Compliance and Quality Committee.

The board of directors has agreed to engage Dr. Murray as a consultant to provide advisory services to the Company for the balance of his foregone board term (through May 2018). The Company expects to pay Dr. Murray approximately $150,000 for his advisory services.

Appointment of Joseph M. Zubretsky to the Board of Directors

On November 2, 2017, the board of directors of the Company, acting pursuant to the Company’s bylaws, elected Joseph M. Zubretsky as a class I director to fill the vacancy created by Dr. Murray’s resignation from the board of directors.  Mr. Zubretsky’s appointment to the board of directors is effective as of November 6, 2017, which is also the date on which he joined the Company as President and Chief Executive Officer. Mr. Zubretsky’s term as a class I director will expire at the Company’s 2018 annual meeting.

As disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 10, 2017 (the “October Form 8-K”), the Company entered into an employment agreement with Mr. Zubretsky on October 9, 2017 in connection with Mr. Zubretsky’s hire as President and Chief Executive Officer.  Pursuant to the employment agreement, the Company agreed to grant Mr. Zubretsky an interim appointment to the board of directors of the Company upon joining the Company, and also to nominate him for reelection to the board at the expiration of each term of office provided he is then the Chief Executive Officer of the Company.

A description of Mr. Zubretsky’s employment agreement as well as the information required by Item 404(a) of Regulation S-K (17 CFR 229.404(a) were previously provided in the October Form 8-K and are incorporated herein by reference.

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Item 9.01.  Financial Statements and Exhibits.

(d)            Exhibits:

Exhibit No.	Description

17.1	Resignation letter of Frank E. Murray, M.D.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLINA HEALTHCARE, INC.

Date: November 6, 2017	By: /s/ Jeff D. Barlow
Jeff D. Barlow Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

17.1	Resignation letter of Frank E. Murray, M.D.